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Laura Crowley                                      Christina Carrabino (General)
General Magic, Inc.                             Anne-Marie Stapelman (Investors)
1 + 408 774 4457                             The Financial Relations Board, Inc.
laura_crowley@generalmagic.com                                  1 + 415 986 1591
                                                                 ams@sf.frbd.com


               GENERAL MAGIC ANNOUNCES SECOND QUARTER 1999 RESULTS
                 COMPANY SURPASSES 250,000 COMBINED SUBSCRIBERS;
         SIGNS LETTER OF INTENT FOR $20 MILLION EQUITY LINE OF FINANCING


        SUNNYVALE, Calif. (July 28, 1999) - General Magic, Inc. (Nasdaq: GMGC) today announced its operating results for the second quarter ended June 30, 1999. The Company said today that it had surpassed 250,000 combined subscribers for the myTalk(TM) and Excite Voicemail services within the first six weeks of deployment. Additionally, the Company announced it had signed a letter of intent for up to $20 million in equity financing from a private investor.

        "We are adding thousands of new subscribers every day," said Steve Markman, chairman, chief executive officer and president of General Magic, "and the services are being enthusiastically received by consumers. We expect to see a notable increase in our subscriber base in the coming months beyond this initial 250,000 and will continue to expand our voice-enabled services to meet consumers' needs in the future."



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        During the quarter, General Magic introduced its myTalk(TM) service and announced an agreement with EXCITE@HOME. Additionally, EXCITE@HOME made a $6 million investment in General Magic.

        "We are very pleased with the initial response to our Excite Voicemail service and can see the potential for additional Internet-voice capabilities in the future", stated George Bell, president, Excite@Home. "The quality of magicTalk will help us extend the value of our Web services to our customers."

        In May, the Company announced its agreement with BellSouth Mobility to launch it's Portico(TM) virtual assistant service with a 3-4 month initial deployment in the Atlanta area. The deployment of the service was originally expected to begin in June and is now expected to begin late in the third quarter due to third party delays in supplying long distance capacity. In general, the growth of the company's Portico business and market deployment by telecommunications carriers has developed slower than the Company had anticipated. The Company does not expect a full commercial deployment by a telecommunications carrier in 1999. As a result, the Company expects lower revenues from the telecommunications sector of its business in the second half of 1999. The Company anticipates that this shortfall may be offset by growth in revenue from the Internet sector. The Company is therefore evaluating the opportunities presented by its respective businesses.

        The Company also submitted a plan to the Nasdaq Market during the quarter to comply with the continued listing requirements through the 1999 fiscal year. The plan contemplated conclusion of a financing transaction by July 30.

        The Company has signed a letter of intent for an equity line of financing of up to $20 million from a private investor, which it expects to conclude shortly. Under the terms of the agreement, the Company may offer stock under an equity line of credit arrangement. This would give the Company the right, from time to time, to exercise a put right requiring the investor to buy common stock. The price and the number of shares would be determined prior to each settlement date, based on the market price of the common stock at the time.

FINANCIAL RESULTS

        Revenue for the second quarter ended June 30, 1999, was $180 thousand, compared to $91 thousand in the second quarter of 1998. The Company incurred a net loss of $13.0 million,


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or $0.34 per share in the second quarter of 1999, compared to a net loss of
$7.3 million or $0.82 per share, in the second quarter of 1998. The net loss per share for the second quarter of 1998 included the net loss for the period and a $16.4 million adjustment to accumulated deficit related to preferred stock sold during the period with favorable conversion and redemption rights. Excluding the effect of these adjustments, the net loss per share for the second quarter of 1998 would have been $0.25.

        Revenue for the six months ended June 30, 1999, was $335 thousand, compared to $1.8 million for the six months ended June 30, 1998. In the first quarter of 1998 the Company received a $1.5 million nonrefundable fee from Microsoft for the license of certain of the Company's technologies. The Company incurred a net loss of $26.7 million, or $0.75 per share for the six months ended June 30, 1999, compared to a net loss of $13.8 million, or $1.25 per share for last year's first six months.

        Operating expense for the second quarter of 1999 was $12.2 million compared to $9.9 million for the second quarter of 1998. For the six months ended June 30, 1999, the operating expense was $24.5 million, compared to $20.7 million for the same period in 1998.

        Cash and short-term investments totaled $32.2 million, as of June 30, 1999, compared to $33.9 million as of December 31, 1998.

SECOND QUARTER REVIEW

        General Magic introduced the myTalk(TM) service on June 15, 1999, and has added tens of thousands of subscribers since its introduction. This free Internet service allows consumers free voice access and response to their e-mail from any telephone using a toll-free number and their own voice. The Company plans to generate revenue from Web and audio based advertising as well as advertising sponsorships. General Magic announced during the second quarter a partnership with LinkShare, the leader in Web-based partnership marketing to begin an affiliate marketing program aimed at building the myTalk subscriber base.

        On June 21, 1999, General Magic and Excite@Home announced that General Magic will use its magicTalk(TM) voice-user interface and its network operation center for the Excite Voicemail service. Excite Voicemail is a free, advertising-supported service that allows Excite users to receive voicemail and faxes in their Excite e-mail boxes.



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        General Magic continues development efforts with Intuit and the two companies are currently working on the integration of the voice user interface into the Quicken.com site.

ONGOING BUSINESS

        In February, the Company announced a relationship with Wireless Knowledge, a joint venture between Microsoft and Qualcomm. General Magic is currently reviewing its development requirements against the subscriber and revenue potential for this service.

        Development of a commercial service for Qwest Communications International has been delayed due to Qwest's recent merger with LCI and subsequent personnel changes. It is not expected that Qwest will progress from a market trial to a commercially available service this year. Qwest is currently the backbone provider to General Magic for its telecommunication needs.

        General Magic has completed the physical expansion of its Network Operations Center, with the goal of accommodating 500,000 active users by the end of 1999.

ABOUT GENERAL MAGIC

        General Magic offers voice-enabled services and technology that make communication and access to information easy and convenient. The company's innovative, patent-pending magicTalk voice interface lets people interact with information using their own words, as if they were talking to another person. For more information about General Magic, visit the company's Web site at http://www.generalmagic.com

                                       ###

General Magic notes that this press release contains forward-looking statements. There are risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, adequacy of the Company's financial resources to execute its business plan; the challenges inherent in the development and delivery of complex technologies, including the capability for the Network Operations Center to handle potential increases in demand; the market acceptance of the Company's services and technologies; the ability of the Company's third-party technology partners to timely develop, license or support technology



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necessary for the Company's services; the Company's ability to respond to competitive developments; and the Company's reliance on attracting, retaining and motivating key technical, marketing and management personnel. These and other risk factors are detailed in General Magic's 1998 Form 10-K filed with the Securities and Exchange Commission and the Form S-3A filed with the SEC on July 26, 1999.

General Magic, magicTalk, myTalk and Portico are trademarks of General Magic, Inc., and may be registered in certain jurisdictions.



                            FINANCIAL TABLES ATTACHED



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                               GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS                                                         June 30, 1999   December 31, 1998
                                                               -------------   -----------------
Current assets:
  Cash and cash equivalents (including restricted cash of
    $2,280 in 1998)                                              $  31,235         $  21,845
  Short-term investments                                             1,000            12,075
  Other current assets                                               1,008             1,700
                                                                 ---------         ---------
        Total current assets                                        33,243            35,620
                                                                 ---------         ---------

Property and equipment, net                                         10,489             7,507
Other assets                                                         4,189             4,171
                                                                 ---------         ---------

        Total assets                                             $  47,921         $  47,298
                                                                 =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                               $   1,634         $   1,348
  Accrued expenses                                                  10,949             9,980
  Current portion of long-term debt                                  2,333             2,333
  Other current liabilities                                             20                54
                                                                 ---------         ---------
        Total current liabilities                                   14,936            13,715

Deferred revenue, noncurrent                                         2,000             2,000
Long-term debt                                                       2,611             3,778
Other long-term liabilities                                            589               683
                                                                 ---------         ---------
        Total liabilities                                           20,136            20,176
                                                                 ---------         ---------

Commitments
Redeemable, convertible Series D preferred stock, $0.001
  par value
  Stated at involuntary liquidation preference
  Authorized:  2 shares
  Issued and outstanding:  1999 - 2; 1998 - None                    20,252                --
Redeemable, convertible Series C preferred stock, $0.001
  par value
  Stated at involuntary liquidation preference
  Authorized:  3 shares
  Issued and outstanding:  1999 - None; 1998 - 2                        --            20,658
Redeemable, convertible Series B preferred stock, $0.001
  par value
  Stated at involuntary liquidation preference
  Authorized:  12 shares
  Issued and outstanding:  1999 - None; 1998 - 6                        --             7,577

Stockholders' deficit:
  Convertible Series A preferred stock, $0.001 par value
    Liquidation preference: 1999 - $4,500; 1998 - $4,500
    Authorized:  50 shares
    Issued and outstanding:  1999 - 50; 1998 - 50                       --                --
  Convertible Series E preferred stock, $0.001 par value
    Liquidation preference: 1999 - $5,990; 1998 - None
    Authorized:  699 shares
    Issued and outstanding:  1999 - 599; 1998 - None                    --                --
  Preferred stock, $0.001 par value
    Authorized:  435 shares
    Issued and outstanding:  1999 and 1998 - None                       --                --
  Common stock, $0.001 par value
    Authorized:  100,000 shares
    Issued and outstanding:  1999 - 41,099; 1998 - 33,400               41                33
  Additional paid-in capital                                       244,826           208,557
  Deficit accumulated during development stage                    (237,131)         (209,500)
                                                                 ---------         ---------
                                                                     7,736              (910)
Less treasury stock, at cost: 1999 and 1998 - 46                      (203)             (203)
                                                                 ---------         ---------
        Total stockholders' deficit                                  7,533            (1,113)
                                                                 ---------         ---------

                                                                 $  47,921         $  47,298
                                                                 =========         =========



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                               GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            Three Month Periods Ended          Six Month Periods Ended
                                                                   June 30,                           June 30,
                                                                  (unaudited)                        (unaudited)
                                                            -------------------------         -------------------------
                                                              1999             1998             1999             1998
                                                            --------         --------         --------         --------
Revenue:
    Service revenue                                         $    164               --         $    301               --
    Licensing revenue                                             16                4               34            1,514
    Other revenue                                                 --               87               --              272
                                                            --------         --------         --------         --------

Total revenue                                               $    180               91         $    335            1.786

Operating expenses:
    Cost of other revenue                                         --               51               --              198
    Network operations                                         1,588               --            3,500               --
    Research and development                                   3,183            4,784            6,749            9,494
    Selling, general and administrative                        6,275            4,373           12,181            7,550
    Depreciation and amortization                              1,145              736            2,118            1,440
    Write-off of in-process research and development              --               --               --            2.050
                                                            --------         --------         --------         --------

Total costs and expenses                                      12,191            9,944           24,548           20,732
                                                            --------         --------         --------         --------

Loss from operations                                         (12,011)          (9,853)         (24,213)         (18,946)

Total other income (expense), net                             (1,017)           2,535           (2,510)           5,205
                                                            --------         --------         --------         --------

Loss before income taxes                                     (13,028)          (7,318)         (26,723)         (13,741)

Income taxes                                                      --               19               22               19
                                                            --------         --------         --------         --------

Net loss                                                     (13,028)          (7,337)         (26,745)         (13,760)


Basic and diluted loss per share                            $  (0.34)           (0.82)        $  (0.75)           (1.26)

Shares used in computing per share amounts                    39,242           29,104           36,807           28,258


Net loss per share for the six-month period ended June 30, 1999 includes the net loss for the period and $885 thousand in adjustments to accumulated deficit related to dividends earned on preferred stock during the period and warrants associated with preferred stock sold. Net loss per share for the six-month period ended June 30, 1998 includes the cumulative effect of $21.8 million related to preferred stock issuances with favorable conversion and redemption rights.



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